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                                                                   Exhibit 10.14


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                     STANDARD FORM OF OFFICE LEASE The Real
                         Estate Board of New York, Inc.
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Agreement of Lease, made as of this 28th day of February 1996, between HUDSON
TELEGRAPH ASSOCIATES, a New York limited partnership, having an address c/o Williams Real Estate Co. Inc., 530 Fifth Avenue, New York, NY 10036 ("Owner" or "Landlord") and STAR VENDING, INC. (doing business as Star Telecommunications, Inc.), a Nevada corporation, having an address at 740 State Street, Santa Barbara, CA 93101 ("Tenant").

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the twelfth (12th) floor as shown hatched on Exhibit A annexed hereto (the "premises" or "demised premises") in the building known as 60 Hudson Street (the "Building"), in the Borough of Manhattan, City of New York, for the term (the "Term") of approximately ten (10) years and two (2) months, to commence on the date hereof (the "Commencement Date") and to expire on April 30, 2006 (the "Expiration Date") (or until such Term shall cease and expire as hereinafter provided), at the fixed annual rental rate (the "Fixed Rent") of $166,362 per annum, subject to adjustment as hereinafter provided, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first ____ monthly installment(s) on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

RENT:

1. Tenant shall pay the rent as above and as hereinafter provided.

OCCUPANCY:

2. Tenant shall use and occupy the demised premises for general office purposes, and, to the extent permitted by the certificate of occupancy for the Building, for the installation, operation and maintenance of equipment and facilities in connection with Tenant's telecommunications business, and for no other purpose.


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Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the
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Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfactions against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by safety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such
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damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant , and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.
(b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.
(c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination noticed as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums,
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then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:
[GRAPHIC]

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner to Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective _______. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agent may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all

----------
[GRAPHIC] Rider to be added if necessary.
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or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

      (b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

         (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after

Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of
Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.;
(c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) the demised premises are to be kept clean by Tenant, at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) Deleted; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, electric, power systems or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display; at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successor in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

34. Tenant has deposited with Owner the sum of $62,398.00 (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least 10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                          HUDSON TELEGRAPH ASSOCIATES

                          BY: PMFWH NEWCORP., INC., GENERAL PARTNER

Witness for Owner:

                                   By:_______________________________
 .......................                     NAME:  John Deutsch
                                            TITLE:  Vice President

                          STAR VENDING, INC. (dba Star Telecommunications, Inc.)

Witness for Tenant:

                          BY:___________________________________________________
                                    NAME:  Mary Casey
 .......................             TITLE:  President

                                ACKNOWLEDGEMENTS

CORPORATE OWNER
STATE OF NEW YORK,         SS.:
COUNTY OF

         On this day of       , 19 , before me personally came         . to me
known, who being by me duly sworn, did depose and say that he resides in
        ; that he is the        of the corporation described in and which
executed the foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                            ....................................

CORPORATE TENANT
STATE OF NEW YORK,         SS.:
COUNTY OF

         On this day of       , 19 , before me personally came      , to me
known, who being by me duly sworn, did depose and say that he resides in
       ; that he is the        of       the corporation described in and which
executed the foregoing instrument, as TENANT; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                            ....................................


INDIVIDUAL OWNER
STATE OF NEW YORK,      SS.:
COUNTY OF

         On this           day of                          , 19 , before me
personally came                 to be known and known to me to be the individual
               described in and who, as OWNER, executed the foregoing instrument
and acknowledged to me that                 he executed the same.

                                            ....................................

INDIVIDUAL TENANT
STATE OF NEW YORK,      SS.:
COUNTY OF

         On this            day of                       , 19  , before me
personally came             to be known and known to me to be the
individual                  described in and who, as TENANT, executed the
foregoing instrument and acknowledged to me that he executed the same.

                                            ....................................

                             IMPORTANT - PLEASE READ

                      RULES AND REGULATIONS ATTACHED TO AND
                            MADE A PART OF THIS LEASE
                         IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on weekdays, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code of the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event on Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

                RIDER TO LEASE DATED AS OF FEB. 28, 1996 BETWEEN

                  HUDSON TELEGRAPH ASSOCIATES, AS LANDLORD, AND

                          STAR VENDING, INC., AS TENANT

         If and to the extent that any of the provisions of this rider conflict or are otherwise inconsistent with any of the printed provisions of this lease, whether or not such inconsistency is expressly noted in this rider, the provisions of this rider shall prevail.

37.      Definitions

         The following terms contained in this Article 37 shall have the meanings hereinafter set forth as such terms are used throughout this lease, including the exhibits, schedules and riders hereto (if any).

         (A)      "Base Tax Year" shall mean the calendar year 1996.

         (B) "Base Year Taxes" shall mean the Real Estate Taxes as finally determined for the Base Tax Year (to wit, the average of the Real Estate Taxes as finally determined for the July 1, 1995 - June 30, 1996 and July 1, 1996 - June 30, 1997 tax fiscal years).

         (C) "Subsequent Tax Year" shall mean any tax fiscal year commencing on or after July 1, 1996.

         (D)      "Tenant's Proportionate Share" shall mean 0.94%.

         (E) "Base Operating Expenses" shall mean the Operating Expenses incurred for 1996.

         (F) "Operational Year" shall mean each calendar year during the Term commencing with 1997.

         (G) "Broker" shall mean, collectively, Williams Real Estate Co. Inc. and Cushman & Wakefield, Inc.

         (H)      "Rent Commencement Date" shall mean May 1, 1996.

38.      Rental Payments

         (A) All payments other than Fixed Rent to be made by Tenant pursuant to this lease shall be deemed additional rent and, in the event of any non-payment thereof, Landlord shall have all rights and remedies provided for herein or by law for non-payment of rent.

         (B) All payments of Fixed Rent and additional rent (collectively, "rent" or "rental") to be made by Tenant pursuant to this lease shall be made by checks drawn upon a New York City bank which is a member of the New York Clearing House Association or any successor thereto.

         (C) If Landlord receives from Tenant any payment less than the sum of the Fixed Rent and additional rent then due and owing pursuant to this lease, Tenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Landlord in its sole discretion may apply such payment in whole or in part to any Fixed Rent, any additional rent or to any combination thereof then due and payable hereunder.

         (D) Unless Landlord shall otherwise expressly agree in writing, acceptance of Fixed Rent or additional rent from anyone other than Tenant shall not relieve Tenant of any of its obligations under this lease, including the obligation to pay Fixed Rent and additional rent, and Landlord shall have the right at any time, upon notice to Tenant, to require Tenant to pay the Fixed Rent and additional rent payable hereunder directly to Landlord. Furthermore, such acceptance of Fixed Rent or additional rent shall not be deemed to constitute Landlord's consent to an assignment of this lease or a subletting or other occupancy of the demised premises by anyone other than Tenant, nor a waiver of any of Landlord's rights or Tenant's obligations under this lease.

         (E) Landlord's failure to timely bill all or any portion of any amount payable pursuant to this lease for any period during the Term shall neither constitute a waiver of Landlord's right to ultimately collect such amount or to bill Tenant at any subsequent time retroactively for the entire amount so unbilled, which previously unbilled amount shall be payable within thirty (30) days after being so billed.

39.      Tax Escalation

         (A) For purposes of this lease, "Real Estate Taxes" shall mean all the real estate taxes and assessments imposed by any governmental authority having jurisdiction upon the Building and land upon which it is located ("Land") (including specifically, but without limitation, so-called "BID" taxes) or any tax or assessment hereafter imposed in whole or in part in substitution for such real estate taxes and/or assessments.

         (B) If the Real Estate Taxes for any Subsequent Tax Year during the Term exceed the Base Year Taxes (as initially imposed, if not finally determined when a payment is due pursuant to this Section (B)), Tenant shall pay Landlord Tenant's Proportionate Share of such excess within fifteen (15) days after Landlord shall furnish to Tenant a statement (the "Tax Statement") setting forth the amount thereby due and payable by Tenant. If Real Estate Taxes are payable by Landlord to the applicable taxing authority in installments, then Landlord shall bill Tenant for Tenant's Proportionate Share of increased Real Estate Taxes in corresponding installments, such that Tenant's payment is due and not more than fifteen (15) days prior to the date when Landlord is obligated to pay the Real Estate Taxes to the applicable taxing authority. If the actual amount of Real Estate Taxes is not known to Landlord as of the date of Landlord's Tax Statement, then Landlord may nevertheless bill Tenant for such installment on the basis of a good faith estimate, in which event Tenant shall pay the amount so estimated within fifteen (15) days after receipt of such bill, subject to prompt refund by Landlord, or payment by Tenant, upon a supplemental billing by Landlord once the amount actually owed by Tenant is determined. Upon Tenant's request, Landlord shall provide Tenant with a copy of the current tax bill used in the preparation of the Tax Statement.

         (C) If the Base Year Taxes ultimately are reduced to less than the Real Estate Taxes initially imposed upon the Land and the Building for the Base Tax Year, Tenant shall pay Landlord, promptly upon demand, any additional amount thereby payable pursuant to Section (B) for all applicable Subsequent Tax Years.

         (D) If Landlord receives any refund of Real Estate Taxes for any Subsequent Tax Year for which Tenant has made a payment pursuant hereto, Landlord shall (after deducting from such refund all expenses incurred in connection therewith) pay Tenant, if not in default hereunder, Tenant's Proportionate Share of the net refund. Tenant shall pay Landlord Tenant's Proportionate Share of the costs and expenses of any nature (including, without limitation, consulting, appraisal and legal fees) incurred by Landlord in connection with any tax protest or other proceeding or arrangement leading or intending to lead to a reduction in Real Estate Taxes.

         (E) If any Subsequent Tax Year is only partially within the Term, all payments pursuant hereto shall be appropriately prorated, based on the portion of the Subsequent Tax Year which is within the Term. Except as limited by Articles 9 and 10: (1) Tenant's obligation to make the payments required by Sections (B), (C) and (D) shall survive the Expiration Date or any sooner termination of this lease; and (2) Landlord's obligation to make the payments required by Section (D) shall survive the Expiration Date or any sooner termination of this lease pursuant to Articles 9 and 10.

         (F) Each Tax Statement given by Landlord pursuant to Section (B) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such Tax Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

40.      Operating Expense Escalation

         (A) For all purposes of this lease, "Operating Expenses" shall mean all costs and expenses incurred by Landlord, on an accrual basis, for the operation, cleaning and maintenance of the Building and its plazas, garage, sidewalks and curbs (collectively, "Landlord's Property"), including all expenses incurred as a result of Landlord's compliance with any of its obligations hereunder, and shall include the following items (without limitation):

                  (1) salaries, wages, medical, surgical and general welfare benefits (including group life and medical insurance) and pension payments, payroll taxes, worker's compensation, union benefits paid by employer, unemployment insurance, social security and other similar taxes of or with respect to employees of Landlord and/or independent contractors engaged in operation and maintenance;

                  (2) payments made to independent contractors for maintenance, cleaning and/or operation;

                  (3) the cost of uniforms, including dry cleaning thereof, for employees;

                  (4) the cost of all gas, steam, heat, ventilation, air conditioning and water (including sewer rental), together with any taxes thereon;

                  (5) the cost of all rent, casualty, war risk (if obtainable), liability, excess liability, property damage, indemnification, plate glass, multi-risk and other insurance covering Landlord and/or all or any portion of Landlord's Property;

                  (6) the cost of all supplies (including cleaning supplies), tools, materials and equipment;

                  (7) the cost of all charges to Landlord for electricity consumed for the public areas of the Building and Building systems and equipment, together with any taxes thereon;

                  (8) repairs or replacements made by Landlord, at its expense;

                  (9) straight line depreciation or amortization (including interest at the rate of two percent (2%) in excess of the "prime rate" or "base rate" of Citibank, N.A. at the time such expenditure is made) over a ten (10) year period of any expenditure for a capital improvement which is intended to result in a reduction of Operating Expenses;

                  (10) management fees;

                  (11) vault, sales, use and frontage taxes;

                  (12) dues and fees for trade and industry associations and costs of their related activities, all relating to Landlord's Property;

                  (13) Building and home-office administrative costs and expenses for bookkeeping and telephone;

                  (14) attorney's fees and fees paid to other professionals for services rendered in connection with the maintenance and/or operation of Landlord's Property;

                  (15) costs and expenses incurred by Landlord in connection with compliance with any law, rule, order, ordinance, regulation or requirement of any governmental authority having or asserting jurisdiction or any order, rule, requirement or regulation of any utility company, insurer of Landlord or the Board of Fire Underwriters (or successor organization) (collectively, "Laws"); and

                  (16) all other costs and expenses incurred by Landlord for operation and maintenance of Landlord's Property which are customary for similar buildings in New York City.

         (B) In determining the amount of the Base Operating Expenses or the Operating Expenses for any Operational Year, if less than ninety-five percent (95%) of the office portion of the Building shall have been occupied by tenants at any time during any such year, the Base Operating Expenses or the Operating Expenses for any such Operational Year shall be adjusted to an amount equal to the like expenses which would normally be expected to have been incurred had the occupancy of the office portion of the Building been ninety-five percent (95%) throughout the applicable year.

         (C) If Landlord is not furnishing any particular work or service (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, the Operating Expenses for each Operational Year during which such situation exists shall be increased by an amount equal to the additional Operating Expense which reasonably would have been incurred during such period by Landlord if it had at its own expense furnished such service or services to such tenant.

         (D) In any Operational Year in which Operating Expenses exceed Base Operating Expenses, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess.

         (E) During or after the first Operational Year, Landlord shall forward Tenant an itemized statement prepared by Landlord's accountants ("Operating Statement") of the Base Operating Expenses. Thereafter, during each succeeding Operational Year during the Term, Landlord shall forward to Tenant an Operating Statement of the Operating Expenses for the prior Operational Year and a computation of the amount payable by Tenant pursuant to this Article for such Operational Year.

         (F) With each installment of Fixed Rent payable during the first Operational Year, Tenant shall pay Landlord the monthly sum of $200 on account of the amount due pursuant to this Article for such Operational Year.

         (G) With each installment of Fixed Rent payable during the Term during and after the second Operational Year, Tenant shall pay to Landlord on account of the amount payable pursuant to this Article for the then Operational Year:

                  (1) until Landlord forwards the applicable Operating Statement for the preceding Operational Year, the amount of the monthly payment due during December of such Operational Year; and

                  (2) after Landlord forwards the applicable Operating Statement for the preceding Operational Year, one-twelfth (1/12th) of 110% of the amount payable pursuant to this Article for such preceding Operational Year.

         (H) Once Landlord forwards the applicable Operating Statement for the preceding Operational Year, Landlord and/or Tenant, as the case may be, promptly shall make appropriate payment to the other (without interest) of any amount overpaid by Tenant or owing to Landlord for such Operational Year based on the amount due pursuant to such Operating Statement and amounts theretofore paid by Tenant for such preceding Operational Year.

         (I) The parties' obligation to make any payment pursuant to this Article shall survive the Expiration Date or any sooner termination of this lease and shall be appropriately prorated for any Operational Year which is only partially within the Term.

         (J) Each Operating Statement given by Landlord pursuant to Section (E) shall be binding upon Tenant unless, within thirty (30) days after its receipt of such Operating Statement, Tenant notifies Landlord of its disagreement therewith, specifying the portion thereof with which Tenant disagrees. Pending resolution of such dispute, Tenant shall, without prejudice to its rights, pay all amounts determined by Landlord to be due, subject to prompt refund by Landlord (without interest) upon any contrary determination.

41.      Abatement and Adjustments of Fixed Rent

         Anything herein to the contrary notwithstanding:

         (A) Provided this lease shall be in full force and effect and Tenant shall not be in default hereunder beyond any applicable notice and grace period, the Fixed Rent shall abate from the Commencement Date through the date that is one day prior to the Rent Commencement Date; and

         (B) Effective on May 1, 2001, the Fixed Rent shall be increased to $182,206 per annum.

42.      Electricity

         (A) Landlord shall (subject to the provisions of this Article and the other applicable provisions of this lease) furnish ten (10) watts per rentable square foot of electric current at 120/208 volts, three phase, at an end box in the demised premises. Any additional current required by Tenant shall, if available, be provided by Landlord (at 120/208 volts, three phase) to a location designated by Landlord at a cost of $250.00 per amp if provided during the twelve (12) month period after the date hereof, and if later provided, then at Landlord's standard charge. In bringing such current from such designated location to the premises, and in performing any other work affecting or involving the Building electrical infrastructure, Tenant shall use only such electrical contractors as are specified on Exhibit C. If at any time during the Term, whether before or after Tenant's power is increased or decreased, Landlord reasonably determines that Tenant is not using any portion of the electric capacity then servicing the demised premises, then Landlord shall have the right to recapture any such power not then being used by Tenant without compensation to Tenant. (If Landlord recaptures a portion of Tenant's original ten (10) watts per rentable square foot, and at a later date Landlord provides Tenant with additional current, Tenant shall only be required to pay the per amp charge for total current in excess of ten (10) watts per rentable square foot.) Tenant's consumption of electrical energy at the demised premises shall be measured by submeters installed by Landlord at Tenant's expense with reasonable diligence after the Commencement Date.

         (B) (1) From and after the Commencement Date, Tenant shall purchase all electric current consumed in or in connection with the demised premises from Landlord or Landlord's designated agent and pay therefor an amount equal to 105% of Landlord's Average Cost (as hereinafter defined) applied to all electricity consumed in or in connection with the demised premises during the applicable billing period, as measured by the submeters in the demised premises.

                  (2) "Landlord's Average Cost" for all purposes of this lease shall be determined by dividing (y) the total dollar amount billed to Landlord for the Building by the public utility company providing electric current to the Building (the "Utility Company") for the relevant billing period (including, without limitation, all charges for "demand," fuel, "on-peak" and "off-peak" usage, "time of day" usage and any and all other relevant adjustments and charges) by (z) the total kilowatt hours utilized by the Building for such billing period.

         (C) Where more than one submeter measures Tenant's consumption of electricity, the service rendered through each submeter may be computed and billed separately in accordance with the provisions hereof. Bills therefor shall be rendered at such times as Landlord may elect and shall be payable on demand as additional rent.

         (D) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant's use of electric current shall never exceed the capacity of existing feeders or risers to, or wiring installations in, the Building and the demised premises. Any riser or risers to supply Tenant's electrical requirements will, upon written request of Tenant, be installed by Landlord at the sole cost and expense of Tenant if, in Landlord's reasonable judgment, the same are necessary and will not cause adverse damage or injury to the Building or the operation thereof or the demised premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants. In addition to the installation of such riser or risers, Landlord will also, at the sole cost and expense of Tenant, install all other equipment proper and necessary in connection therewith, subject to the aforesaid terms and conditions. All of such costs and expense shall be paid by Tenant to Landlord within fifteen (15) days after rendition of any bill or statement to Tenant therefor.

         (E) Landlord may discontinue such service of electric current upon sixty (60) days notice to Tenant without being liable to Tenant therefor or without in any way affecting this lease or the liability of Tenant hereunder or causing a diminution of Fixed Rent. Such discontinuance shall not be deemed to be a lessening or diminution of service within the meaning of any law, rule or regulation now or hereafter enacted, promulgated or issued. In the event Landlord gives such notice of discontinuance, Landlord shall permit Tenant to receive such service direct from the Utility Company, in which event Tenant shall, at its own cost and expense, furnish and install all risers, service wiring, switches and other equipment necessary for such installation and required by the Utility Company and, at its own cost and expense, maintain and keep in good repair all such risers, wiring, switches and equipment.

         (F) Tenant shall make no alterations or additions to the electric equipment and/or appliances presently installed in the demised premises without the prior written consent of Landlord in each instance. Rigid conduit only will be allowed.

         (G) If any tax is imposed upon Landlord's receipt from the sale or resale of electric energy to Tenant by any federal, state or municipal authority, where permitted by law, Tenant's pro-rata share of such taxes shall be paid by Tenant to Landlord.

         (H) Anything in Section (B) to the contrary notwithstanding, if the Commencement Date shall occur prior to the installation and proper calibration of the submeters, then Tenant shall pay Landlord for Tenant's consumption of electricity in the demised premises at the rate of $990 per month during any period when construction is taking place in the demised premises or at the rate of $1981 per month from and after the date on which Tenant occupies all or a portion of the demised premises for the conduct of business. In addition, if during any time during the Term, it shall be determined that the submeters servicing the demised premises were malfunctioning, Tenant shall pay Landlord an amount reasonably estimated by Landlord's electrical consultant to be the amount that would have been payable by Tenant had such malfunction not occurred.

43.      Restriction on Use

         (A) Anything in Article 2 to the contrary notwithstanding, Tenant shall not use or permit all or any part of the demised premises to be used for the:
(1) storage for purpose of sale of any alcoholic beverage in the demised premises; (2) storage for retail sale of any product or material in the demised premises; (3) conduct of a manufacturing, printing or electronic data processing business, except that Tenant may operate business office reproducing equipment, electronic data processing equipment and other business machines for Tenant's own requirements and those with which it has a co-location agreement as provided in Section 44 (M) (but shall not permit the use of any such equipment by or for the benefit of any party other than Tenant and those with which it has co-location agreements as provided in Section 44 (M)); (4) rendition of any health or related services, conduct of a school or conduct of any business which results in the presence of the general public in the demised premises; (5) conduct of the business of an employment agency or executive search firm; (6) conduct of any public auction, gathering, meeting or exhibition; (7) conduct of a stock brokerage office or business; or (8) occupancy of a foreign, United States, state, municipal or other governmental or quasi-governmental body, agency or department or any authority or other entity which is affiliated therewith or controlled thereby.

         (B) Tenant shall not use or permit all or any part of the demised premises to be used so as to impair the Building's character or dignity or impose any additional burden upon Landlord in its operation.

         (C) Tenant shall not obtain or accept for use in the demised premises ice, drinking water, food, beverage, towel, barbering, boot blacking, floor polishing, lighting maintenance, cleaning or other similar services from any party not theretofore approved by Landlord (which party's charges shall not be excessive). Such services shall be furnished only at such hours, in such places within the demised premises and pursuant to such regulations as Landlord prescribes.

44.      Assignment, Etc.

         Supplementing Article 11:

         (A) Tenant shall neither: (i) publicly advertise for and/or assign, sublet or permit the occupancy of all or any part of the demised premises at a rental rate less than the rental rate at which Landlord is then offering to lease comparable space in the Building; or (ii) assign this lease to or sublet to or permit the occupancy of all or any part of the demised premises by any other party which is then a tenant, subtenant, licensee or occupant of any space in the Building within the twelve (12) month period preceding the date of Landlord's receipt of Tenant's Notice pursuant to Section (B) (nor shall Tenant accept an assignment of a lease or sublet space from any tenant, subtenant, licensee or occupant of any space in the Building). Tenant shall designate Williams Real Estate Co. Inc. (or the then rental agent for the Building) as its exclusive agent in connection with any subletting of all or any part of the premises or any assignment of this lease.

         (B) If Tenant wishes to assign this lease (a transfer of more than a fifty percent (50%) beneficial interest in Tenant, whether such transfer occurs at one time, or in a series of related transactions, and whether of stock, partnership interest or otherwise, by any party in interest being deemed an assignment of this lease), sublet all or any part of the demised premises or permit the demised premises to be occupied by any other party, Tenant shall so notify Landlord ("Tenant's Notice"), specifying the name of the proposed assignee, subtenant or occupant, the nature and character of its business and the terms of the proposed assignment, sublease or occupancy, and providing a fully executed counterpart of the assignment, sublease, occupancy agreement and/or other applicable documents consummating the transaction as well as current information as to the financial responsibility and standing of the proposed assignee, sublessee or occupant and Tenant shall also provide Landlord with such other information as it reasonably requests. If only a portion of the demised premises (not constituting an entire floor of the Building) is to be so sublet or occupied, Tenant's Notice shall be accompanied by a reasonably accurate floor plan, indicating such portion. The portion of the demised premises to which such proposed assignment, sublease or occupancy is to be applicable is hereinafter referred to as the "Space."

         (C) With reasonable promptness after receipt of the required items as specified in Section (B), Landlord shall notify Tenant as to whether or not it consents to the transaction reflected therein. Landlord agrees that it will not unreasonably withhold such consent.

         (D) Anything herein to the contrary notwithstanding, Tenant may not assign this lease or sublet all or any part of the demised premises prior to the expiration of the first year of the Term.

         (E) No assignment of this lease shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of assignment (wherein the assignee assumes the performance of Tenant's obligations under this lease) and any accompanying documents.

         (F) In the event of any such assignment, Landlord and the assignee may modify this lease in any manner, without notice to Tenant or Tenant's prior consent, without thereby terminating Tenant's liability for the performance of its obligations under this lease, except that any such modification which, in any way, increases any of such obligations shall not, to the extent of such increase only, be binding upon Tenant.

         (G) No sublease of all or any party of the demised premises (except a Sublease) shall be effective unless and until Tenant delivers to Landlord duplicate originals of the instrument of sublease (containing the provision required by Section (H)) and any accompanying documents. Any such sublease shall be subject and subordinate to this lease.

         (H) Any such sublease shall contain substantially the following provisions:

                  (1) "In the event of a default under any underlying lease of all or any portion of the premises demised hereby which results in the termination of such lease, the subtenant hereunder shall, at the option of the lessor under any such lease ("Underlying Lessor"), attorn to and recognize the Underlying Lessor as landlord hereunder and shall, promptly upon the Underlying Lessor's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition. Notwithstanding such attornment and recognition, the Underlying Lessor shall not (a) be liable for any previous act or omission of the landlord under this sublease, (b) be subject to any offset, not expressly provided for in this sublease, which shall have accrued to the subtenant hereunder against said landlord, or (c) be bound by any modification of this sublease or by any prepayment of more than one month's rent, unless such modification or prepayment shall have been previously approved in writing by the Underlying Lessor. The subtenant hereunder hereby waives all rights under any present or future law to elect, by reason of the termination of such underlying lease, to terminate this sublease or surrender possession of the premises demised hereby.

                  (2) This sublease may not be assigned or the premises demised hereunder further sublet, in whole or in part, without the prior written consent of the Underlying Lessor."

         (I) No assignment or sublease, whether or not consented to by Landlord and whether or not any such consent is required, shall release Tenant from its liability for the performance of Tenant's obligations hereunder during the balance of the Term. Landlord's consent to any assignment or sublease shall not constitute its consent to any (i) further assignment of this lease or of any permitted sublease or (ii) further sublease of all or any portion of the premises demised hereunder or under any permitted sublease. If a sublease to which Landlord has consented is assigned or all or any portion of the premises demised thereunder is sublet without the consent of Landlord in each instance obtained, Tenant shall immediately terminate such sublease, or arrange for the termination thereof, and proceed expeditiously to have the occupant thereunder dispossessed.

         (J) Tenant shall pay to Landlord, promptly upon demand therefor, all costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Landlord in connection with any assignment of this lease or sublease of all or any part of the demised premises.

         (K) If Landlord shall give its consent to any assignment of this lease or to any sublease or if Tenant shall otherwise enter into any assignment or sublease permitted hereunder, Tenant shall in consideration therefor, pay to Landlord, as and when payable to Tenant:

                  (1) in the case of an assignment, fifty (50%) percent of all sums and other considerations paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings or other personal property); and

                  (2) in the case of a sublease, fifty (50%) percent of the amount, if any, by which (i) any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including, but not limited to, sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property) exceeds
(ii) the Fixed Rent and additional rent accruing during the term of the sublease in respect of the Space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms of this lease.

         (L) Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord's consent to, and Sections (A), (B), (C), (D) and (K) of this Article shall not apply to, any sublease or assignment from Tenant to any party controlling, controlled by or under common control with Tenant ("control" and its variants meaning ownership of more than 50% of the equity interests in the party in question).

         (M) Landlord acknowledges that the business to be conducted by Tenant on the demised premises requires the installation of certain communications equipment owned by customers of Tenant on the demised premises, in order for such customers to interconnect with Tenant's terminal facilities. Landlord expressly agrees that Tenant may license the use of portions of the demised premises to its customers solely for the purpose of locating equipment therein without Landlord's further consent; provided, however, that such license shall be granted only upon the execution by Tenant and its customers of an agreement that expressly provides that (i) such license and the rights of such licensee shall at all times be subordinate to this lease and shall not be binding on Landlord; (ii) such license will expire no later than the day prior to the expiration or earlier termination of this lease; and (iii) such license shall be for equipment only and shall not grant to the licensee the right to occupy any portion of the Building or the demised premises.

         (N) Anything in Article 11 or this Article 44 notwithstanding, subject to all applicable provisions of this lease (including, without limitation, Articles 2 and 43 and Sections (A)(i), (E), (F), (G), (H), (I), (J) and (M) of this Article 44, but not including Sections (A)(ii), (B), (C), (D) or (K) of this Article 44), Landlord's consent shall not be required to (x) Tenant's assignment of this lease to any purchaser of all or substantially all of Tenant's assets, (y) an acquisition of more than a fifty (50%) percent interest in Tenant's stock or partnership interests, or (z) an assignment of this lease to any corporation which is a successor to Tenant either by merger or consolidation, provided that in any of such events (a) such purchaser, acquiring party or successors to Tenant has a combined net worth and/or equity, computed in accordance with generally accepted accounting principles, consistently applied, at least equal to that of Tenant immediately preceding such transaction, and (b) proof reasonably satisfactory to Landlord of such net worth and/or equity shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction.

45.      Brokerage

         Tenant represents that it dealt only with the Broker as broker in connection with this lease and Landlord shall pay the Broker's commission therefor pursuant to separate agreement. Tenant shall indemnify Landlord against all loss, damage, liability, cost and expense (including reasonable attorney's fees) pertaining to any other brokerage commission or like compensation which is based on alleged actions of Tenant or its agents or representatives. Tenant's liability hereunder shall survive any expiration or termination of this lease.

46.      Building Directory

         (A) Landlord shall, upon Tenant's request, list on the Building's directory ("Directory"), the names of Tenant, any other party occupying any part of the demised premises pursuant hereto and their officers or employees, provided the number of Directory lines so provided by Landlord does not exceed Tenant's Proportionate Share of the Directory's capacity.

         (B) The listing of any party's name other than Tenant's shall neither grant such party any right or interest in this lease and/or the demised premises nor constitute Landlord's consent to any assignment or sublease to or occupancy by such party. Such listing may be terminated by Landlord at any time, without prior notice. The initial listing(s) on the Directory shall be provided by Landlord without charge to Tenant. Thereafter, Tenant shall pay Landlord's standard fee for any work performed in connection with any additions, deletions or changes to the Directory.

47.      Exculpatory Clause

         (A) Anything herein to the contrary notwithstanding, the liability of Landlord and the partners of, or any other party which holds any interest in, Landlord for negligence, failure to perform lease obligations or otherwise under or in connection with this lease shall be limited to each of their respective interests in the Land and Building. Tenant shall neither seek to enforce nor enforce any judgment or other remedy against any other asset of Landlord, any partner of Landlord or any party that holds any interest in Landlord.

         (B) In any claim made by Tenant against Landlord alleging that Landlord has acted unreasonably where Landlord had an obligation to act reasonably, Tenant shall have no right to recover damages from Landlord and Tenant's sole and exclusive recourse against Landlord shall be an action seeking specific performance of Landlord's obligation to act reasonably; provided, however, that Tenant's rights shall not be so limited (except to the extent provided in Section (A)) in the event that Tenant claims that Landlord acted in bad faith.

48.      Submission to Jurisdiction, Etc.

         (A) This lease shall be deemed to have been made in New York County, New York, and shall be construed in accordance with the laws of the State of New York. All actions or proceedings relating, directly or indirectly, to this lease shall be litigated only in courts located within the County of New York. Tenant, any guarantor of the performance of its obligations hereunder ("Guarantor") and their respective successors and assigns hereby subject themselves to the jurisdiction of any state or federal court located within such county, waive the personal service of any process upon them in any action or proceeding therein and consent that such process may be served by certified or registered mail, return receipt requested, directed to Tenant and any successor at Tenant's address hereinabove set forth, to Guarantor and any successor at the address set forth in the instrument of guaranty and to any assignee at the address set forth in the instrument of assignment. Such service shall be deemed made two days after such process is so mailed.

         (B) Whenever any default, request, action or inaction by Tenant causes Landlord to incur attorneys' fees and/or any other costs or expenses, Tenant agrees that is shall pay and/or reimburse Landlord for such fees, costs or expenses within ten (10) days after being billed therefor.

         (C) If any monies owing by Tenant under this lease are paid more than fifteen (15) days after the date such monies are payable pursuant to the provisions of this lease, Tenant shall pay Landlord interest thereon, at the then maximum lawful rate, for the period from the date such monies are paid.

         (D) The submission of this lease to Tenant shall not constitute an offer by Landlord to execute and exchange a lease with Tenant and is made subject to Landlord's acceptance, execution and delivery thereof.

49.      Requests by Mortgagee or Others

         (A) If any present or prospective mortgagee of the Land, Building or any leasehold interest therein requires, as a condition precedent to issuing or extending its loan, the modification of this lease in such manner as does not materially lessen Tenant's rights or increase its obligations hereunder, Tenant shall not delay or withhold its consent to such modification and shall execute and deliver such confirming documents therefor as such mortgagee requires.

         (B) If Landlord, in conjunction with any proposed sale or mortgaging of all or any portion of the Land and Building or any leasehold interest therein, requests the delivery of certified financial statements or other information relating to the financial condition of Tenant, Tenant shall deliver such certified financial statements or such other information within ten (10) days after Landlord's written request therefor.

50.      Delivery of Demised Premises

         (A) Supplementing Article 21, the demised premises shall be leased to Tenant in their "as is" condition on the Commencement Date (but broom clean) and Landlord shall not be required to perform any work to prepare the demised premises for Tenant's occupancy except that, with reasonable diligence after the Commencement Date, Landlord will perform at Landlord's expense the "Landlord's Work" hereinafter set forth. The taking of possession of the demised premises by Tenant shall be conclusive evidence as against Tenant that, at the time such possession was so taken, the demised premises and the Building were in good and satisfactory condition, subject to substantial completion of the Landlord's Work.

         (B) The "Landlord's Work" shall consist of the following, which shall, where applicable, be performed in a Building Standard manner:

                  (1) Provide the ten (10) watts per rentable square foot of electric current as set forth in Section 42(A).

                  (2) Construct a Building Standard demising wall and entrance door.

                  (3) Replace window panes that are broken on the Commencement Date.

                  (4) Comply with Article 63(B).

51.      Insurance

         During the Term, Tenant shall pay for and keep in force general liability policies in standard form protecting against any and all liability occasioned by accident or occurrence, subject to customary exclusions, such policies to be written by recognized and well-rated insurance companies authorized to transact business in the State of New York. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $3,000,000 for injury (or death) and damage to property. If at any time during the Term it appears that public liability or property damage limits in the City of New York for buildings similarly situated, due regard being given to the use and occupancy thereof, are higher than the foregoing limits, then Tenant shall increase the foregoing limits accordingly. Landlord shall be named as an additional insured in the aforesaid insurance policies and the policies shall provide that Landlord shall be afforded not less than thirty (30) days prior notice of cancellation of said insurance. Tenant shall deliver certificates of insurance evidencing such policies. All premiums and charges for the aforesaid insurance shall be paid by Tenant. If Tenant shall fail to make such payment when due, Landlord may make it and the amount thereof shall be repaid to Landlord by Tenant on demand and the amount thereof may, at the option of Landlord, be added to and become a part of the additional rent payable hereunder. Tenant shall not violate or permit to be violated any condition of any of said policies and Tenant shall perform and satisfy the requirements of the companies writing such policies.

52.      Bankruptcy

         Without limiting any of the provisions of Articles 16, 17 or 18 hereof, if, pursuant to the Bankruptcy Code of 1978, as the same may be amended, Tenant is permitted to assign this lease in disregard of the obligations contained in Articles 11 and 44 hereof, Tenant agrees that adequate assurance of future performance by the assignee permitted under such Code shall mean the deposit of cash security with Landlord in an amount equal to the sum of one year's Fixed Rent then reserved hereunder plus an amount equal to all additional rent payable under this lease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord, without interest, for the balance of the Term as security for the full and faithful performance of all of the obligations under this lease on the part of Tenant yet to be performed. If Tenant receives or is to receive any valuable consideration for such an assignment of this lease, such consideration, after deducting therefrom (A) the brokerage commissions, if any, and other expenses reasonably incurred by Tenant for such assignment and (B) any portion of such consideration reasonably designated by the assignee as paid for the purchase of Tenant's property in the demised premises, shall be and become the sole and exclusive property of the Landlord and shall be paid over to Landlord directly by such assignee. In addition, adequate assurance shall mean that any such assignee of this lease shall have a net worth, exclusive of good will, equal to at least fifteen (15) times the aggregate of the Fixed Rent reserved hereunder plus all additional rent for the preceding calendar year as aforesaid.

53.      Local Law 5/Required Alterations

         Supplementing Article 6:

         (A) All work performed or installations made by Tenant (or by Landlord at Tenant's request and expense) in and to the demised premises shall be done in a fashion such that the demised premises and the Building shall be in compliance with the requirements of Local Law 5 of 1973 of the City of New York, as heretofore and hereafter amended ("Local Law 5"). The foregoing shall include, without limitation, (i) compliance with the compartmentalization requirements of Local Law 5, (ii) relocation of existing fire detection devices, alarm signals and/or communication devices necessitated by the alteration of the demised premises, and (iii) installation of such additional fire control or detection devices as may be required by applicable governmental or quasi-governmental rules, regulations or requirements (including, without limitation, any requirements of the New York Board of Fire

Underwriters) as a result of Tenant's manner of use of the demised premises. In addition, Tenant shall cause the demised premises to be connected to the Building "Class E" system and arrange to have the demised premises and Tenant added to the "Class E" computer.

         (B) Landlord shall not be responsible for any damage to Tenant's fire control or detection devices nor shall Landlord have any responsibility for the maintenance or replacement thereof. Tenant shall indemnify Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by Landlord by reason of the installation and/or operation of any such devices.

         (C) All work and installations required to be undertaken by Tenant pursuant to this Article shall be performed at Tenant's sole cost and expense and in accordance with plans and specifications and by contractors previously approved by Landlord.

         (D) The fact that Landlord shall have heretofore consented to any installations or alterations made by Tenant in the demised premises shall not relieve Tenant of its obligations pursuant to this Article with respect to such installations or alterations.

         (E) If any utility company or governmental or quasi-governmental authority requires any work, installation or improvement to be made to the Building in connection with any Alteration performed by Tenant, the installation or operation of equipment or machinery in the demised premises or for any other reason relating to Tenant's use or occupancy of the demised premises, Tenant shall reimburse Landlord for the cost of such work, installation or improvement on demand.

54.      Tenant's Alterations

         (A) Tenant shall not make or perform, or permit the making or performance of, any alterations, installations, improvements, additions or other physical changes in or about the demised premises (collectively, "Alterations") without Landlord's prior consent. Landlord agrees not unreasonably to withhold its consent to any Alterations which are nonstructural and which do not affect the Building's systems and facilities, provided that such Alterations are performed only by contractors or mechanics first approved by Landlord (which approval shall not be unreasonably withheld), do not affect any part of the Building other than the demised premises (including, without limitation, the exterior thereof), do not adversely affect any service required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building and do not reduce the value or utility of the Building. Landlord agrees to respond to Tenant's request for approval of any such plans and specifications within ten
(10) days after receipt thereof together with any other information that may be reasonably necessary or desirable in order to perform Landlord's review thereof. All Alterations shall be done at Tenant's expense and at such times and in such manner as Landlord may from time to time reasonably designate pursuant to the conditions for Alterations prescribed by Landlord for the Building ("Alteration Regulations"). Prior to making any Alterations, Tenant (i) shall submit to Landlord detailed plans and specifications (including layout, architectural, mechanical and structural drawings) for each proposed Alteration and shall not commence any such Alteration without first obtaining Landlord's approval of such plans and specifications, (ii) shall, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies, and (iii) shall furnish to Landlord duplicate original policies of worker's compensation insurance (covering all persons to be employed by Tenant and Tenant's contractors and subcontractors in connection with such Alteration) and comprehensive public liability (including property damage coverage) insurance in such form, with such companies, for such periods and in such amounts as Landlord may reasonably require, naming Landlord and its agents as additional insureds. Upon completion of such Alteration, Tenant, at Tenant's expense, shall obtain certificates of final approval of such Alteration required by any governmental or quasi-governmental bodies and shall furnish Landlord with copies thereof and shall, within thirty (30) days of such completion, deliver a set of final "as built" drawings to Landlord reflecting the Alteration. All Alterations shall be made and performed in accordance with the Alteration Regulations. All materials and equipment to be incorporated in the demised premises as a result of all Alterations shall be new and first quality. No such materials or equipment shall be subject to any lien, encumbrance, chattel mortgage, title retention or security agreement. Tenant shall not, at any time prior to or during the Term, directly or indirectly employ, or permit the employment of, any contractor, mechanic or laborer in the demised premises, whether in connection with any Alteration or otherwise, if, in Landlord's sole discretion, such employment will interfere or cause any conflict with other contractors, mechanics, or laborers engaged in the construction, maintenance or operation of the Building by Landlord, Tenant or others. In the event of any such interference or conflict, Tenant, upon demand of Landlord, shall cause all contractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

         (B) No approval of any plans or specifications by Landlord or consent by Landlord allowing Tenant to make any Alterations or any inspection of Alterations made by or for Landlord shall in any way be deemed to be an agreement by Landlord that the contemplated Alterations comply with any legal requirements or insurance requirements or the certificate of occupancy for the Building nor shall it be deemed to be a waiver by Landlord of the compliance by Tenant of any provision of this lease.

         (C) Tenant shall promptly reimburse Landlord for all actual, out-of-pocket fees, costs and expenses paid to third parties including, but not limited to, those of attorneys, architects and engineers, incurred by Landlord in connection with the review of Tenant's plans and specifications and inspecting the Alterations to determine whether the same are being or have been performed in accordance with the approved plans and specifications thereof and with all legal and insurance requirements.

         (D) Notwithstanding anything to the contrary contained herein, Tenant shall not be required to remove any Alterations at the expiration or earlier termination of the Term unless Landlord so specified in its approval notification therefor, provided that in its request for such approval Tenant must refer to this lease provision in all capital bold-face type at least six points larger than the type used in the rest of its letter.

55.      Estoppel Certificate

         Tenant, at any time, and from time to time, upon at least ten (10) days' prior notice by Landlord, shall execute, acknowledge and deliver to Landlord, and/or to any other person, firm or corporation specified by Landlord ("Recipient"), a statement certifying that this lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the Fixed Rent and additional rent have been paid, stating whether or not there exists any default by Landlord under this lease, and, if so, specifying each such default, and any other matters reasonably requested by Landlord or the Recipient.

56.      Holdover

         In the event Tenant shall hold over after the expiration of the Term, the parties hereby agree that Tenant's occupancy of the demised premises after the expiration of the Term shall be upon all of the terms set forth in this lease except that Tenant shall pay as a use and occupancy charge for the holdover period an amount equal to the higher of (A) an amount equal to two times the pro rata Fixed Rent and additional rent payable by Tenant during the last year of the Term; or (B) an amount equal to the then market rental value for the demised premises, as established by Landlord's good faith estimate of such market rental value.

57.      Intentionally Omitted

58.      Limitation on Rent

         If on the Commencement Date, or at any time during the Term, the Fixed Rent or additional rent reserved in this lease is not fully collectible by reason of any federal, state, county or city law, proclamation, order or regulation, or any direction of any public officer or body pursuant to law (collectively, "Rent Law"), Tenant agrees to take such steps as Landlord may request to permit Landlord to collect the maximum rents which may be legally permissible from time to time during the continuance of such legal rent restriction (but not in excess of the amounts reserved therefor under this lease). Upon the termination of such legal rent restriction, Tenant shall pay to Landlord, to the extent permitted by the Rent Law, an amount equal to (A) the Fixed Rent and additional rent which would have been paid pursuant to this lease but for such legal rent restriction, less (B) the Fixed Rent and additional rent paid by Tenant to Landlord during the period such legal rent restriction was in effect.

59.      Acceptance of Keys

         If Landlord or Landlord's managing or rental agent accepts from Tenant one or more keys to the demised premises in order to assist Tenant in showing the demised premises for subletting or other disposition or for the performance of work therein for Tenant or for any other purpose, the acceptance of such key or keys shall not constitute an acceptance of a surrender of the demised premises nor a waiver of any of Landlord's rights or Tenant's obligations under this lease including, without limitation, the provisions relating to assignment and subletting and the condition of the demised premises.

60.      Security Deposit

         (A) Supplementing Article 34, Tenant may, at the execution of this lease or at any time during the Term, deliver as the Security Deposit an irrevocable letter of credit (the "Letter of Credit") in the amount of the Security Deposit issued by a New York City commercial bank acceptable to Landlord in its sole discretion, and in the form of the letter of credit annexed hereto as Exhibit B, to be held by Landlord as the Security Deposit in accordance with Article 34 and this Article 60. The Letter of Credit shall (i) initially expire not less than one (1) year from the Commencement Date or the date of issuance if delivered to Landlord thereafter, (ii) provide for automatic renewals for periods of not less than one (1) year, and (iii) have a final expiration date not less than four (4) months after the Expiration Date. Tenant shall pay to Landlord, on demand and as additional rent hereunder, all fees and charges paid by Landlord to the bank issuing the Letter of Credit in connection with the transfer of same to any future owner of the Building. In the event of a default by Tenant in the performance of any of the terms, provisions and conditions of this lease, Landlord shall be permitted to draw down any portion or the entire amount of the Letter of Credit and apply the proceeds or any part thereof in accordance with Article 34 of this lease and retain the balance for the Security Deposit. Landlord shall also have the right to draw down any portion or the entire amount of the Letter of Credit in the event that Landlord receives notice that the date of expiry of the Letter of Credit will not be extended by the issuing bank and retain the proceeds for the Security Deposit. If Landlord shall have drawn against the Letter of Credit and applied all or any portion thereof, then Tenant shall deposit with Landlord, upon demand, a sufficient amount of cash to bring the balance of the monies held by Landlord to the amount of the Security Deposit.

         (B) Landlord shall deposit the Security Deposit, if in cash, in whichever day-of-deposit to day-of-withdrawal account, in one of the banks then being used by the managing agent of the Building for tenant security deposits, that is, on the Commencement Date, then paying the highest interest rate. On April 1, 1997 and on each April 1 thereafter Landlord will move the Security Deposit to the then highest interest-bearing day-of-deposit to day-of-withdrawal account in such banks. Provided that Tenant is not then in default hereunder after expiration of any applicable notice and/or grace period, Landlord will pay the accrued interest on the Security Deposit, less a one (1%) percent per annum administrative fee, to Tenant on or about April 1 of each year commencing with 1997.

61.      Definitions of "Landlord" and "Owner"

         The terms "Owner" and "Landlord," whenever used in this lease (including, without limitation, in Article 31), shall have the same meaning.

62.      Landmark Designation

         Tenant acknowledges that the Building has been designated by the New York City Landmarks Commission (the "Commission") as an historical landmark and, in connection therewith, Tenant agrees that it shall comply with any rules, regulations, building and/or construction restrictions of the Commission or other entity having jurisdiction over the demised premises in connection therewith.

63.      Hazardous Materials

         (A) Tenant shall not cause nor permit "Hazardous Materials" (as defined below) to be used, transported, stored, released, handled, produced or installed in, or from, the demised premises, except that inflammable or combustible (but not explosive) items may be brought into and used within the demised premises as may be needed for the operation of normal office equipment, so long as both in compliance with all Laws. The term "Hazardous Materials" shall, for the purposes hereof, mean any flammable, explosives, radio-active materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substances or material, as defined by any present or future Law, including, without limitation, the Comprehensive Environmental

Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resources Conservation and Recovery Act, as amended, Superfund Amendment and Reauthorization Act of 1986 and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a breach of the provisions of this Article 63, Landlord, in addition to all of its rights and remedies under this lease and pursuant to Law, require Tenant to remove any such Hazardous Materials from the demised premises or the Building in the manner prescribed for such removal by all requirements of Law. The provisions of this Article 63 shall survive the expiration or sooner termination of this lease.

         (B) If any friable asbestos (not including asbestos floor tile, as to which Landlord shall have no responsibility) is discovered in the premises that is not the responsibility of Tenant as above provided and is required by applicable Law to be removed or encapsulated, then, as Tenant's sole remedy, Landlord will at Landlord's expense and with reasonable promptness remove or encapsulate such asbestos in accordance with Law. Landlord will deliver to Tenant with reasonable promptness after the Commencement Date a Form ACP-5 for the premises.

64.      Interconnections

         (A) Subject to Landlord's prior approval, which will not be unreasonably withheld, Tenant shall have the right to install and run both vertical and horizontal communication interconnections, via conduit, wave guide and ceramic duct, provided that such installation is performed in accordance with all applicable Laws and the relevant provisions of this lease including, without limitation, Articles 3, 6 and 54 and in accordance with plans and specifications previously approved by Landlord. Prior to any cable pulls being installed through any conduits running through other tenant spaces, Tenant shall present a copy of an agreement between Tenant and such other tenant (reasonably satisfactory to Landlord) whereby such other tenant consents to Tenant making the proposed connection or other installation.

         (B) If Tenant makes use of an existing means of interconnection owned by Landlord, Tenant shall pay:

                  (1) a Base Charge (one time charge) of $30.00 per foot; and

                  (2) a Monthly Charge, payable along with monthly installments of Fixed Rent, as follows: 4" - $.80 per linear foot; 3" - $.60 per linear foot; 2" - $.40 per linear foot; and 1" or less - $.30 per linear foot.

         (C) If Tenant installs a new means of interconnection, Tenant shall pay a Monthly Charge, payable along with monthly installments of Fixed Rent, as follows: 4" - $.50 per linear foot; 3" - $.40 per linear foot; 2" - $.30 per linear foot; and 1" or less - $.20 per linear foot.

         (D) Tenant agrees that the charges set forth in subsections (B) and (C) shall be effective as of the date of Landlord's approval of the applicable installation and shall be increased by four (4%) percent each year commencing on the first anniversary of the date of Landlord's approval of the applicable installation and on each anniversary thereafter throughout the Term. If the Term is extended or this lease is renewed, such charges during the renewal term may, at Landlord's option, be increased to those then generally prevailing in the Building.

         (E) All interconnections shall conform to the following specifications:

                  (1) The conduit shall be supported a minimum of every 10 linear feet.

                  (2) The conduit shall be tagged each 15 linear feet, with letters a minimum of 2-1/2 inches in height, as required by Landlord in its approval letter.

                  (3) All penetrations of fire-rated partitions or slabs shall be fire-stopped with a UL approved material of equal or greater rating.

                  (4) Tenant shall inform the building manager on completion of the installation for final inspection and approval.

                  (5) Tenant's sub-contractor must coordinate all work with the building manager and other tenants affected by the work.

                  (6) All conduit shall be rigid conduit or elastic metal tubing.

         (F) All conduit and other items installed pursuant to this Article shall become the property of Landlord and shall be surrendered with the premises upon the expiration or earlier termination of the Term unless Landlord, by notice to Tenant given no later than twenty (20) days after the expiration or earlier termination of the Term, notifies Tenant that it wishes Tenant to remove all or any specified portion thereof, in which event Tenant shall remove the specified items at its expense with reasonable expedition after receipt of such notice (or by the end of the Term, if later).

65.      Landlord's Access

         Supplementing Article 13, upon reasonable prior notice to Tenant (which need not be in writing), except in an emergency when no notice shall be required, Landlord and other tenants, licensees and occupants of the Building shall have access to the Building shafts and conduits located within the demised premises.

66.      Landlord's Option to Relocate Tenant

         At any time prior to the execution and delivery of this lease, Landlord shall have the right to relocate Tenant to other space located in the Building (the "Substitution Space") of substantially comparable size and condition as the demised premises, in which event this lease shall be modified by (i) deleting all reference to the demised premises and the insertion of the Substitution Space in place thereof, (ii) adjusting the Fixed Rent to an amount equal to the rent per square foot payable by Tenant under this lease multiplied by the number of square feet in the Substitution Space and (iii) a modification of the definition of Tenant's Proportionate Share (as currently defined in Article 37 hereof) to accurately represent the percentage by which the rentable area of the Substitution Space bears to the total rentable area of the Building. In all other respects, the terms and conditions contained in this lease (including escalations and base years) shall remain unmodified.

67.      Tenant's Option to Extend

         (A) Provided that this lease is then in full force and effect and Tenant is not in default hereunder after notice and expiration of any applicable grace period, Tenant shall have the option to extend the Term for two (2) additional periods of five (5) years each (each, an "Extension Term" and collectively the "Extension Terms"). Tenant may not exercise its option for the second Extension Term unless it has also exercised its option for the first Extension Term. The first Extension Term shall commence on the day after the initial Expiration Date (i.e., on May 1, 2006) and shall expire on the fifth
(5th) anniversary of the initial Expiration Date (i.e., on April 30, 2011), and the second Extension Term shall commence on the day after the extended Expiration Date (i.e., on May 1, 2011) and shall expire on the fifth (5th) anniversary of the extended Expiration Date (i.e., on April 30, 2016), unless in each case such Extension Term shall sooner end pursuant to any of the terms, covenants or conditions of this lease or pursuant to any of the terms, covenants or conditions of this lease or pursuant to law. Tenant shall give Landlord written notice of Tenant's exercise of the first option on or before the date that is one (1) year prior to the initial Expiration Date (i.e., on or before April 30, 2005) and of the second option on or before the date that is one (1) year prior to the extended Expiration Date (i.e., on or before April 30, 2010) (the time of exercise being of the essence), and upon Tenant timely giving such notice, the Term shall be extended without execution or delivery of any other or further documents, with the same force and effect as if the applicable Extension Term had originally been included in the Term; the word "Term," whenever used herein, shall include the applicable Extension Term; and the Expiration Date shall thereupon be deemed to be the last day of the applicable Extension Term. All of the terms, covenants and conditions of this lease shall continue in full force and effect during the Extension Term(s), including items of additional rent and escalation, which shall remain payable on the terms (including the base years) herein set forth, except that: (i) the Fixed Rent shall be as determined in accordance with Section (B) of this Article 67, (ii) there shall be no rent concession, work or work allowance to be furnished by Landlord, and (iii) (x) in the case of the first Extension Term, Tenant shall have no further right to extend the Term except for the second Extension Term, and (y) in the case of the second Extension Term, Tenant shall have no further right to extend the Term.

         (B) The Fixed Rent payable by Tenant for the premises during the applicable Extension Term shall be the fair market rental value of the premises based upon the criteria set forth in subsection (3) of this Section (B) (the "FMRV"), determined as follows:

                  (1) Beginning on the date that is one (1) year prior to the commencement of the applicable Extension Term, Landlord and Tenant shall negotiate in good faith to agree upon the FMRV. If Landlord and Tenant cannot reach agreement by the date that is nine (9) months prior to the commencement of the applicable Extension Term, Landlord and Tenant shall each select a reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings in lower Manhattan for the type of space represented by the premises (such brokers are referred to herein, respectively, as "Landlord's Broker" and "Tenant's Broker"), who shall confer promptly after their selection by Landlord and Tenant and shall negotiate in good faith to agree upon the FMRV. If Landlord's Broker and Tenant's Broker cannot reach agreement by the date that is seven (7) months prior to the commencement of the applicable Extension Term, then, no later than the date that is six (6) months prior to the commencement of the applicable Extension Term, they shall designate a third reputable, qualified, licensed real estate broker having an office in New York County and familiar with the rentals then being charged in the Building and in comparable buildings in lower Manhattan for the type of space represented by the premises (the "Independent Broker"). Upon the failure of Landlord's Broker and Tenant's Broker timely to agree upon the designation of the Independent Broker, then the Independent Broker shall be appointed by a Justice of the Supreme Court of the State of New York upon ten (10) days notice, or by any other court in New York County having jurisdiction and exercising functions similar to those exercised by the Supreme Court of the State of New York. Concurrently with such appointment, Landlord's Broker and Tenant's Broker shall each submit a letter to the Independent Broker, with a copy to Landlord and Tenant, setting forth such broker's estimate of the FMRV, taking into consideration the factors referenced in subsection (iii) of this Section (B) (respectively "Landlord's Broker's Letter" and "Tenant's Broker's Letter").

                  (2) If the FMRV's set forth in Landlord's Broker's Letter and Tenant's Broker's Letter differ by $18,000 per annum or less for each year during the Extension Term, the FMRV shall be deemed the average of the FMRV's set forth in Landlord's Broker's Letter and Tenant's Broker's Letter. If such differential is more than $18,000 per annum, the Independent Broker shall conduct such investigations and hearings as he or she may deem appropriate and shall, within sixty (60) days after the date of his or her designation, choose either the FMRV set forth in Landlord's Broker's Letter or that set forth in Tenant's Broker's Letter to be the FMRV and such notice shall be binding upon Landlord and Tenant. Landlord and Tenant shall each pay the fees and expenses of its respective broker. The fees and expenses of the Independent Broker shall be shared equally by Landlord and Tenant.

                  (3) The FMRV shall be the fair market rental value, as of the first day of the applicable Extension Term, of space comparable to the premises in lower Manhattan, taking into account the special character of the Building, the then existing condition of the premises, the nature of the escalation provisions and the base years as set forth in this lease, which shall not be changed, as well as the benefit to Tenant of being able to remain in its existing space and thus being spared the cost, inconvenience and interruption of business operations of relocating, the absence of any rent concession or work contribution from Landlord, and all other relevant terms and conditions of this lease.

         (C) If the Fixed Rent for the applicable Extension Term has not been determined by the first day thereof, then the Fixed Rent to be paid by Tenant to Landlord until such determination has been made shall be the FMRV set forth in Landlord's Broker's Letter. After such determination has been made, any excess rental theretofore paid by Tenant to Landlord shall be credited by Landlord against the next ensuing Fixed Rent payable by Tenant to Landlord.

         (D) Promptly after the Fixed Rent has been determined, Landlord and Tenant shall execute, acknowledge and deliver an agreement setting forth the Fixed Rent for the applicable Extension Term, as finally determined, provided that the failure of the parties to do so shall not affect their respective rights and obligations under this lease.

68.      Non-Disturbance Agreement

         Landlord will use its best efforts, but without the obligation to expend any money or to execute any documents, to obtain for Tenant's benefit an agreement from the holder of any mortgage or ground lease presently or hereafter superior to this lease (a "Holder"), in the Holder's then standard form, to the effect that, in the event of any foreclosure of such mortgage or the termination of such ground lease, as the case may be, the Holder will not make Tenant a party defendant to such foreclosure or termination (unless required by applicable law, in which event Tenant would receive equivalent protection) nor disturb its possession under this lease, provided Tenant shall not be in default hereunder beyond any applicable grace period under this lease for the curing of such default.

69.      Access

         Subject to the Rules and Regulations and the provisions of Article 27,
(a) Tenant shall have access to the Building 24 hours a day, seven days a week; and (b) Landlord shall make available, upon prior appointment, overtime freight elevator service at Landlord's standard charge (including any required minimum number of hours).

70.      Intentionally Omitted

71.      Tenant's Proposed Alterations

         (A) Subject to Tenant's compliance with all of the applicable provisions of this lease, Landlord approves, in principle, the following proposed Alterations to be performed by Tenant at Tenant's expense:

                  (1) Core drilling from the premises to the lowest level of the Building as may be necessary to install new conduit. Scheduling of all core drilling shall be coordinated with Landlord and any Building occupant thereby affected and shall be conducted so as to cause no interference whatsoever with the operations of Landlord or of any other Building occupant.

                  (2) Installation of up to forty (40) tons of HVAC equipment in the premises, venting through the windows. The location, size and types of the vents shall be subject to prior approval by Landlord and the Commission.

                  (3) At Tenant's option, removal or capping of any heating system exclusively serving the premises. If Tenant does so, it will thereby be waiving its right to receive heat and acknowledges that it will not be entitled to any reduction in Fixed Rent or any additional rent as a result thereof. Notwithstanding anything to the contrary contained herein, Tenant shall restore the heating system to its working condition prior to the expiration or earlier termination of the Term without the necessity of any notice or other action by Landlord.

                  (4) Installation of a generator plug on the outside of the Building adjacent to the loading dock area for the purpose of connecting the premises to a portable generator in the event of a power failure.

                  (5) Installation of a 200 kilowatt diesel generator in the premises with the fuel storage tanks to be located in the basement in a location designated by Landlord, at a charge, payable as additional rent in equal monthly installments in advance along with Fixed Rent, of $10.00 per rentable square foot of floor space per annum.

                  (6) Installation of a ground wire connecting to the Building's water main or other suitable Building ground acceptable to Landlord.

                  (7) Reinforcement of the floor. Attached hereto is a copy of the Building's certificate of occupancy indicating the floor load.

                  (8) Installation of an independent fire suppression system, to be connected by Tenant to the Building's Class E system at a charge to Tenant of $3,000 per point of connection.

         (B) All such Alterations shall be performed in strict compliance with
Article 54 and only after Landlord shall have approved the plans therefor as provided in Article 54. No Alteration that affects any other tenant or occupant may be performed until Tenant shall have received written approval thereof from the affected tenants, in form and substance reasonably acceptable to Landlord.

         (C) Tenant shall comply with all Laws in any manner affecting or relating to Tenant's installation, repair, maintenance and operation of the Alterations and any equipment or other installations related thereto (collectively, the "Installations"). Tenant shall secure all permits and licenses required for the installation and operation of the Installations as well as all permits and licenses required for the use and operation of the Installations.

         (D) Tenant shall pay for all electrical service required for Tenant's use of the Installations (if any) pursuant to the applicable provisions of
Article 42. Such electrical service shall be measured by submeter(s) acceptable to Landlord and installed and maintained by Tenant at Tenant's expense.

         (E) Tenant shall (i) take all necessary preventative action to avoid damage to the structure or any other part of the Building, and (ii) promptly repair all damage to the Building caused by or resulting from the installation, maintenance and repair, operation or removal of the Installations.

         (F) All Installations made by Tenant pursuant to the provisions of this Article shall be at the sole risk of Tenant and neither Landlord nor Landlord's agents or employees shall be liable for any damage or injury thereto caused in any manner. The Installations shall be erected, installed, repaired, maintained and operated by Tenant at the sole cost and expense of Tenant and without charge, cost or expense to Landlord.

         (G) Tenant shall indemnify and save harmless Landlord from and against all loss, damage, liability, cost and expense of any nature (including, without limitation, reasonable attorneys' fees and expenses) resulting from or arising in connection with the performance, installation, removal, maintenance, operation and repair of the installations, including, without limitation, (i) by reason of any liens, orders, claims or charges resulting from any work done, or materials or supplies furnished, in connection with the fabrication, performance, installation, maintenance and operation of the Installations, and
(ii) all loss, damage, liability, cost and expense of any nature (including, without limitation, attorneys' fees and expenses), arising out of (x) injury to the structural integrity of the Building, (y) any claims by other tenants or occupants of the Building, or (z) any accidents, damage, injury or loss to persons and property, or either.

         (H) All Installations to be done and made by Tenant pursuant to the provisions of this Article shall be performed in accordance with the terms, covenants, conditions and provisions of this lease. All plans and specifications of Tenant's Installations shall be subject to the approval of Landlord, which shall not be unreasonably withheld, and such Installations shall be further subject to inspection and reasonable supervision by Landlord.

         (I) The Installations shall be maintained and kept in repair by Tenant. Upon the expiration of the Term or upon the earlier termination of this lease in any manner, if Landlord so directs by written notice to Tenant, any specified Installation(s) shall be removed by Tenant and Tenant shall repair any damage to the Building caused by or resulting from said removal and restore the affected areas of the Building to their condition prior to the performance of the Installation(s) in question.

         (J) All Installations made by Tenant shall not interfere with or adversely affect any existing equipment, installations, lines or machinery of the Building or any other tenant of the Building premises.

                                    EXHIBIT A

                                    (GRAPHIC)

                                    EXHIBIT B

[Name and Address
of Landlord]

                  Re:      Irrevocable Clean Letter of Credit

Gentlemen:

         By order of our client, ____________________________________________, we hereby open our clean irrevocable Letter of Credit No. ______________ in your favor for an amount not to exceed in the aggregate $_________ US Dollars effective immediately.

         Funds under this credit are available to you against your sight draft drawn on us mentioning thereon our Credit No. ____.

         This Letter of Credit shall expire sixteen (16) months from the date hereof; provided, however, that it is a condition of this Letter of Credit that it shall be deemed automatically extended, from time to time, without amendment, for one year from the expiry date hereof and from each and every future expiry date, unless at least sixty (60) days prior to any expiry date we shall notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.

         This Letter of Credit is transferable and may be transferred one or more times. However, no transfer shall be effective unless advice of such transfer is received by us in the form attached signed by you.

         We hereby agree with you that all drafts drawn or negotiated in compliance with the terms of this Letter of Credit will be duly and promptly honored upon presentment and delivery of your draft to our office at ____________________________ if negotiated on or prior to the expiry date as the same may from time to time be extended.

         Except as otherwise specified herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision), International Chamber of Commerce Publication No. 400.

                                Very truly yours,

                                (Name of Bank)

                                By:________________________________

                                   EXHIBIT B-1

               Re: Credit                               Issued by

Gentlemen:

         For value received, the undersigned beneficiary irrevocably transfers to:

--------------------------------------------------------------------------------
                          (Name and Second Beneficiary)

--------------------------------------------------------------------------------
                                    (Address)

all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

         By this transfer, all rights of the undersigned beneficiary in such letter of Credit are transferred to the second beneficiary and the second beneficiary shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised direct to the second beneficiary without necessity of any consent of or notice of the undersigned beneficiary.

         The advice of such Letter of Credit is returned herewith, and we ask you to endorse the assignment on the reverse thereof and forward it directly to the second beneficiary with your customary notice of transfer.

         Enclosed is remittance of $100.00 in payment of your transfer commission and in addition thereto we agree to pay you on demand any expenses which may be incurred by you in connection with this transfer.

                                    Yours very truly,

SIGNATURE AUTHENTICATED

         (Bank)                     Signature of Beneficiary

(Authorized Signature)

                                    EXHIBIT C

                        PERMITTED ELECTRICAL CONTRACTORS

         This list of approved contractors is subject to change and reflects only those contractors who are approved on the date of the lease.

Hatzell & Buehler, Inc.
132 Nassau Street, Suite 1300
New York, NY 10038

J.W.P. Forrest Electric
2 Pennsylvania Plaza
New York, NY 10001

Jacoby Electric Corp.
10-40 Border Avenue
Long Island City, NY 11101

Kleinknecht Electric Company, Inc.
2 Ninth Avenue
New York, NY 10014-1386

Robert B. Samuels Inc.
352 Park Avenue South
New York, NY 10010-1709